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                                                                    EXHIBIT 11.1

                             MASTER GRAPHICS, INC.
                 COMPUTATION OF NET EARNINGS PER COMMON SHARE
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          THREE MONTHS ENDED
                                                                MARCH 31,
                                                          -------------------
                                                               1998       1999
                                                               ----       ----
Net earnings                                              $     443  $     753
Less preferred stock dividends                                    0         30
Less accretion of preferred stock discount                        0         30
                                                          --------------------
Net earnings applicable to common shares                        443        693
                                                          ====================


Basic:
 Weighted average common shares outstanding               4,000,000  7,894,818
                                                          ====================
 Basic earnings per share                                 $    0.11  $    0.09
                                                          ====================

Diluted:
 Net earnings applicable to common shares                       443        693
 Plus preferred stock dividend and discount
  accretion                                                      --         60
 Plus deferred compensation provision                            --         12
                                                          --------------------
                                                          $     443  $     765
                                                          ====================

 Weighted average common shares outstanding               4,000,000  7,894,818
 Assumed exercise of lender warrants                        444,440    220,000
 Assumed exercise of the stock option clause in the
  deferred compensation agreements                                0    100,000
 Assumed conversion of preferred stock                            0    177,776
                                                          --------------------
                                                          4,444,440  8,392,594
                                                          ====================
 Diluted earnings per share                               $    0.10  $    0.09
                                                          ====================